UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2005

EDWARDS LIFESCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-15525	36-4316614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 250-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 2, 2005 (the “Effective Date”), Edwards Lifesciences PVT, Inc. (the “Company”), a wholly-owned subsidiary of Edwards Lifesciences Corporation, entered into several agreements (collectively, the “Transaction Agreements”) with 3F Therapeutics, Inc., a Delaware corporation (“3F Therapeutics”): a Master Agreement (the “Master Agreement”), a Supply and Training Agreement (the “Supply and Training Agreement”), a Co-Exclusive License Agreement (the “Co-Exclusive License Agreement”) and a Non-Exclusive License Agreement (the “Non-Exclusive License Agreement”).

The Master Agreement provided for, as of the Effective Date, the termination of and, with certain exceptions, the mutual release of liability arising from, two development and supply agreements between 3F Therapeutics and the Company (as successor to Percutaneous Valve Technologies, Inc.).  In exchange, the Company agreed to pay $24.75 million to 3F Therapeutics, of which $22.75 million was paid on the Effective Date and $2 million is expected to be paid upon the termination of the Supply and Training Agreement.  In connection with the Non-Exclusive License Agreement, the Company paid $250,000 to 3F Therapeutics.

The Supply and Training Agreement provides for (i) the supply of certain products by 3F Therapeutics to the Company and (ii) the delivery of certain know-how documentation and provision of certain training services by 3F Therapeutics to the Company with respect to such products.

The Co-Exclusive License Agreement provides for the grant by the Company to 3F Therapeutics of royalty-bearing co-exclusive licenses under certain of the Company’s patents to manufacture, use, import and sell licensed products in certain fields of use.  3F Therapeutics is obligated to pay the Company a royalty of 4% of the net sales of any such licensed products sold by 3F Therapeutics in the applicable field of use.

The Non-Exclusive License Agreement provides for the grant by 3F Therapeutics to the Company of royalty-free non-exclusive licenses under certain of its patents and know-how to manufacture, use, import and sell licensed products in certain fields of use.

The descriptions of the material features of the Transaction Agreements provided above are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 through 10.4, and are incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

Master Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

10.2	Supply and Training Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

10.3	Co-Exclusive License Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

10.4	Non-Exclusive License Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

99.1	Press release, dated June 2, 2005, announcing the Company had entered into the Transaction Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005
EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Jay P. Wertheim
	Name:	Jay P. Wertheim
	Its:	Vice President, Associate General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

Master Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

10.2	Supply and Training Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

10.3	Co-Exclusive License Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

10.4	Non-Exclusive License Agreement, dated as of June 2, 2005, by and between Edwards Lifesciences PVT, Inc. and 3F Therapeutics, Inc.

99.1	Press release, dated June 2, 2005, reporting the entry into the Transaction Agreements.